THE PEP BOYS
                               SAVINGS PLAN

                               THE PEP BOYS
                               SAVINGS PLAN

                             TABLE OF CONTENTS


I:  INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

II:  DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . .   2
     2.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2  Construction. . . . . . . . . . . . . . . . . . . . . . . . .  19

III:  PARTICIPATION AND SERVICE . . . . . . . . . . . . . . . . . . . .  20
     3.1  Eligibility to Participate. . . . . . . . . . . . . . . . . .  20
     3.2  Commencement of Participation . . . . . . . . . . . . . . . .  20
     3.3  Cessation of Participation. . . . . . . . . . . . . . . . . .  20
     3.4  Special Rules for Eligibility Purposes. . . . . . . . . . . .  20
     3.5  Participation and Service upon Reemployment . . . . . . . . .  21
     3.6  Transfers to Affiliates and Change in Status. . . . . . . . .  21
     3.7  Transfers From Affiliates and Change in Status. . . . . . . .  22

IV:  EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .  23
     4.1  Employer Contributions. . . . . . . . . . . . . . . . . . . .  23
     4.2  Time and Manner of Contribution . . . . . . . . . . . . . . .  27
     4.3  Conditions on Employer Contributions. . . . . . . . . . . . .  27
     4.4  Limitations on Pre-Tax Contributions. . . . . . . . . . . . .  28
     4.5  Income Attributable to Excess Contributions . . . . . . . . .  31
     4.6  Limitations on Matching Contributions . . . . . . . . . . . .  32
     4.7  Income Attributable to Excess Aggregate Contributions . . . .  35
     4.8  Requirements for Qualified Non-Elective Contributions and
          Qualified Matching Contributions. . . . . . . . . . . . . . . .35
     4.9  Rollovers . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     4.10 Rollovers from the Plan . . . . . . . . . . . . . . . . . . .  36

V:  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . .  37
     5.1  Individual Accounts . . . . . . . . . . . . . . . . . . . . .  37
     5.2  Account Adjustments . . . . . . . . . . . . . . . . . . . . .  37
     5.3  Maximum Annual Additions. . . . . . . . . . . . . . . . . . .  39
     5.4  Defined Contribution and Defined Benefit Plans. . . . . . . .  41
     5.5  No Rights Created by Allocation . . . . . . . . . . . . . . .  41

VI:  PAYMENT OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . . .  42
     6.1  Normal Retirement or Termination. . . . . . . . . . . . . . .  42
     6.2  Death . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     6.3  Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     6.4  Time of Payment of Benefits . . . . . . . . . . . . . . . . .  42
     6.5  Mode of Payment of Benefits . . . . . . . . . . . . . . . . .  46
     6.6  Designation of Beneficiary. . . . . . . . . . . . . . . . . .  46
     6.7  Information Required from Beneficiary . . . . . . . . . . . .  47
     6.86.8In-Service Withdrawals . . . . . . . . . . . . . . . . . . .  48
     6.9  Loans to Participants . . . . . . . . . . . . . . . . . . . . .51

VII:  TRUST FUND. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     7.1  Exclusive Benefit of Employees and Beneficiaries. . . . . . .  55
     7.2  Investment Directions by Participants . . . . . . . . . . . .  55
     7.3  Investment of Matching Contributions. . . . . . . . . . . . . .56

VIII:  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . .  58
     8.1 Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan and Trust
          Administration. . . . . . . . . . . . . . . . . . . . . . . .  58
     8.2  Allocation of Duties and Responsibilities . . . . . . . . . .  59
     8.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     8.4  Claims Procedure. . . . . . . . . . . . . . . . . . . . . . .  59
     8.5  Records and Reports . . . . . . . . . . . . . . . . . . . . .  61
     8.6  Other Powers and Duties . . . . . . . . . . . . . . . . . . .  62
     8.7  Rules and Decisions . . . . . . . . . . . . . . . . . . . . .  63
     8.8  Authorization of Benefit Payments . . . . . . . . . . . . . .  63
     8.9  Application and Forms for Benefits. . . . . . . . . . . . . .  63
     8.10 Facility of Payment . . . . . . . . . . . . . . . . . . . . .  63
     8.11 Investment Policies . . . . . . . . . . . . . . . . . . . . .  64
     8.12 Indemnification . . . . . . . . . . . . . . . . . . . . . . . .65
     8.13 Resignation or Removal of the Committee . . . . . . . . . . . .66

IX:  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
     9.1  Nonguarantee of Employment. . . . . . . . . . . . . . . . . .  67
     9.2  Rights to Trust Assets. . . . . . . . . . . . . . . . . . . .  67
     9.3  Nonalienation of Benefits . . . . . . . . . . . . . . . . . .  67
     9.4  Discontinuance of Employer Contributions. . . . . . . . . . .  68

X:  AMENDMENTS AND ACTION BY EMPLOYER . . . . . . . . . . . . . . . . .  69
     10.1 Amendments Generally. . . . . . . . . . . . . . . . . . . . .  69
     10.2 Amendments to Vesting Schedule. . . . . . . . . . . . . . . .  69
     10.3 Action by Company . . . . . . . . . . . . . . . . . . . . . .  70

XI: SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS . . . . . .  71
     11.1 Successor Employer. . . . . . . . . . . . . . . . . . . . . .  71
     11.2 Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . .  71

XII:  PLAN TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .  72
     12.1 Right to Terminate. . . . . . . . . . . . . . . . . . . . . .  72
     12.2 Liquidation of the Trust Fund . . . . . . . . . . . . . . . .  72
     12.3 Manner of Distribution. . . . . . . . . . . . . . . . . . . .  72

XIII:  DETERMINATION OF TOP-HEAVY STATUS. . . . . . . . . . . . . . . .  73
     13.1 General . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
     13.2 Top-Heavy Plan. . . . . . . . . . . . . . . . . . . . . . . .  73
     13.3 Super Top-Heavy Plan. . . . . . . . . . . . . . . . . . . . .  73
     13.4 Cumulative Accrued Benefits and Cumulative Accounts . . . . .  74
     13.5 Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  74
     13.6 Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     13.7 Minimum Contributions . . . . . . . . . . . . . . . . . . . .  75
     13.8 Defined Benefit and Defined Contribution Plan Fractions . . .  76

APPENDIX A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

                               SAVINGS PLAN


                             I:  INTRODUCTION


          The Pep Boys Savings Plan was established by The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation, effective September 1, 1987, for the benefit of certain of its salaried and hourly employees and certain of its Affiliates, and their beneficiaries. It is to be maintained according to the terms of this instrument. The Committee has the authority to manage the administration of this Plan. The assets of this Plan are held in trust by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. Except as may be provided in the Trust Agreement, the Trustee has the exclusive authority to manage and control the assets of this Plan.

          The Plan is intended to be a discretionary contribution plan as defined in Section 401(a)(17) of the Code.

          The Plan is hereby amended effective January 1, 1989 to reflect various provisions of the Tax Reform Act of 1986, as amended, and other legislation (or such earlier date as required by law). The effective date of any other changes to the Plan shall be as noted herein.

             II:  DEFINITIONS AND CONSTRUCTION

          2.1 DEFINITIONS. The following words and phrases, when used in this Plan, shall have the following meanings:

          ACCOUNTS means a Participant's Pre-Tax Contribution Account, Matching Contribution Account, Discretionary QNEC Account and Rollover Account.

          AFFILIATE means any employer which has not adopted this Plan and is not a Participating Employer, but which is included as a member with the Employer in a controlled group of corporations, or which is a trade or business (whether or not incorporated) included with the Employer in a brother-sister group or combined group of trades or businesses under common control or which is a member of an affiliated service group in which the Employer is a member, determined in each instance in accordance with the appropriate Sections of the Code.

          ANNUAL ADDITIONS means, with respect to each Limitation Year, commencing after December 31, 1988, the total of the Employer contributions and forfeitures allocated to a Participant's Accounts pursuant to the provisions of this Plan, plus the total of any Participant contributions for such Limitation Year, plus amounts described in sections 415(l)(1) and 419A(d)(2) of the Code, if any. The Annual Additions for any Limitation Year beginning before January 1, 1987 shall include the total of Employer contributions and forfeitures allocated to a Participant's Accounts plus the lesser of one-half of the Participant's Contributions or the amount of the Participant's contributions in excess of six percent of his Compensation for such Limitation Year. Annual Additions also shall include any additions to the account of a Participant under any other qualified defined contribution plan maintained by the Employer or an Affiliate.

          For purposes of determining Annual Additions, Compensation for any Limitation Year shall mean the Compensation paid to a Participant by the Employer and any Affiliate and shall include a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer or Affiliate (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:
          (1) Employer or Affiliate contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer or Affiliate contributions which are deductible by the Employee, or any distribution from a plan of deferred compensation;
          (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
          (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
          (4) Other amounts which receive special tax benefits or contributions made by the Employer or an Affiliate (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

          BENEFICIARY means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.6 to receive any death benefit which shall be payable under this Plan.

          BOARD OF DIRECTORS means the Board of Directors of The Pep Boys - Manny, Moe & Jack.

          CALENDAR QUARTER means the three consecutive month periods beginning each January 1, April 1, July 1 and October 1.

          CODE means the Internal Revenue Code of 1986, as it may be amended, and includes any regulations issued thereunder.

          COMMITTEE means the individuals appointed under Section 8.1 to administer the Plan.

          COMPANY means The Pep Boys - Manny, Moe & Jack, a corporation organized and existing under the laws of Pennsylvania, or its predecessor company, its successor or successors which elect to continue this Plan.

          COMPANY STOCK means the Company's Common Stock, par value of $1.00 per share.

          COMPENSATION means the total of all remuneration paid during a Plan Year to a Participant by the Employer for personal services, including overtime pay, bonuses and commissions, as reported to a Participant on Box 1 of Form W-2 (Box 10 prior to 1993) and unless specifically excluded hereunder, Pre-Tax Contributions, if any, authorized by a Participant under this Plan, but excluding reimbursement for business, travel or entertainment expenses incurred by the Participant and not reported to the Internal Revenue Service as wages and excluding the amount of any fringe benefits reported to the Internal Revenue Service as wages. A Participant's Compensation for any Plan Year beginning prior to January 1, 1994, in excess of $200,000 (as adjusted each Plan Year by the Secretary) shall not be taken into account for any purposes under the Plan, as required under Section 401(a)(17) of the Code. Effective January 1, 1994, Compensation for any Plan Year shall not exceed $150,000 (such amount to be indexed each year by the Secretary). For purposes of the preceding two sentences, a Participant who has Compensation in excess of $200,000 or $150,000, respectively (in each case as adjusted by the Secretary) may continue to participate under the terms of the Plan and have such excess compensation taken into account as long as the aggregate amount of Compensation taken into account under the terms of the Plan for any Plan Year does not exceed $200,000 or $150,000 (in each case as adjusted by the Secretary) as applicable.

          Notwithstanding any provision in this Plan to the contrary, for purposes of determining Pre-Tax Contributions and Matching Contributions for a Participant, Compensation shall include such individual's Compensation beginning with the first payroll period following satisfaction of the service requirements of Section 3.1; or the date the Participant elects to authorize Pre-Tax Contributions to the Plan, if later.

          In determining the Compensation of an Eligible Participant who is a five percent owner or Highly Compensated Eligible Participant in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, (the "limited individuals"), then with respect to any individuals in such Eligible Participant's family,
               (i) such individual shall not be considered to be a separate Eligible Participant, and
               (ii) any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five percent owner or Highly Compensated Eligible Participant.

          The term "family" shall include only the spouse of the Eligible Participant and any lineal descendants of the Eligible Participant who have not attained age 19 before the last day of the Plan Year.

          The term "family unit" shall include the limited individuals and family.
          The $200,000 limitation and $150,000 limitation, as adjusted above, shall be allocated among the members of the family unit in proportion to each member's Compensation for the Plan Year.

          For purposes of Sections 4.4 and 4.6, Compensation shall mean any definition of compensation permissible under Section 414(s) of the Code and regulations thereunder for such period as is determined by the Committee in its sole discretion.

          DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          DISABILITY means a medically determinable physical or mental impairment of a permanent nature which prevents a Participant from performing his customary employment duties without endangering his health and which would qualify the Participant for a Disability retirement benefit from the Company's Pension Plan.

          DISCRETIONARY QNECs means the discretionary qualified nonelective contributions made by the Employer on a Participant's behalf pursuant to
Section 4.1(d).
          DISCRETIONARY QNEC ACCOUNT means the account maintained for a Participant to record his share of Discretionary QNECs under Section 5.2(b)(iii) and adjustments relating thereto.

          DISTRIBUTEE means a Participant or Former Participant. In addition, the Participant's or Former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

          EARLY RETIREMENT DATE means separation from service with the Employer and any Affiliate on or after attainment of age 55 and completion of five years of credited service, as defined in the Company's Pension Plan.

          EFFECTIVE DATE means September 1, 1987, which is the date on which the provisions of this Plan became effective.

          ELIGIBLE EMPLOYEE means an individual who is employed by the Employer, and with respect to whom the Employer is required to withhold taxes from remuneration paid to him by the Employer for personal services rendered to the Employer, including any officer or director who shall so qualify.

          A Leased Employee shall not be deemed to be an Eligible Employee. Any Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in the Plan, shall not be deemed to be an Eligible Employee. The Eligible Employees of Participating Employers, if any, are set forth in Exhibit A, attached hereto.

          ELIGIBLE PARTICIPANT means as of each Entry Date, for purposes of Sections 4.4 and 4.5, each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan. For purposes of Section 4.6 and 4.7, Eligible Participant means each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan and who is otherwise eligible to receive a Matching Contribution in accordance with Section 4.1(c).

          ELIGIBLE RETIREMENT PLAN means: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code; (iii) an annuity plan described in Section 403(a) of the Code; or (iv) a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.
          ELIGIBLE ROLLOVER Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, but does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any other distribution that does not qualify as an Eligible Rollover Distribution as defined in
Section 401(a)(31)(C) of the Code.

          An Eligible Rollover Distribution shall include an unpaid loan that is offset against a Participant's total Account balance when he receives a distribution at Termination of employment in accordance with Section 6.9(h) of the Plan.

          EMPLOYEE means any individual employed by the Employer as a common law employee. A Leased Employee shall be deemed to be an Employee.

          EMPLOYER means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan. The Participating Employers are listed on Appendix A.

          ENTRY DATE means the first day of each Calendar Quarter. Prior to January 1, 1993, the Entry Date was January 1 and July 1 of each Plan Year.


          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

          EXCESS AGGREGATE CONTRIBUTIONS means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Proposed Treas. Reg. 1.401(m)-1(e)(2) or any successor thereto.

          EXCESS CONTRIBUTIONS means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. 1.401(k)-1(f)(2) or any successor thereto.

          FAMILY MEMBER means the spouse and lineal ascendants or descendants (and their spouses) of a Highly Compensated Eligible Participant.

          FIDUCIARY means the Employer, the Board of Directors, the Committee or the Trustee, but only with respect to the specific responsibilities of each with respect to Plan and Trust administration.

          FORMER PARTICIPANT means any former Employee who has credits in his Accounts as of the close of any Plan Year.

          HIGHLY COMPENSATED ELIGIBLE PARTICIPANT means those Eligible Participants who are Highly Compensated Employees.

          HIGHLY COMPENSATED EMPLOYEE means:
               (a)  Employees who were five percent owners, as defined in
Section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year;
               (b) Employees with compensation greater than $75,000 (as adjusted at the same time and in the same manner as Section 415(d) of the
Code) during the look-back year;
               (c) Employees with compensation greater than $50,000 (as adjusted at the same time and in the same manner as Section 415(d) of the
Code) during the look-back year and who are in the top-paid group for the look-back year;
               (d) Employees who are officers during the look-back year and who have compensation in the look-back year greater than 150% of the contribution limit in Section 415(c) of the Code;
               (e) Employees who are both described in paragraph (b), (c), or (d) above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 Employees who receive the highest compensation from the Employer during the determination year.
                    (1) The top-paid group shall consist of the top 20% of active Employees, ranked on the basis of compensation received from the Employer during the year excluding Employees with less than 6 months of service, part-time Employees (less than 17-1/2 hours per week or less than 6 months a year) Employees who are not yet age 21, and nonresident aliens. These Employees shall not be excluded for purposes of identifying the particular Employees in the top-paid group. If the Plan being tested covers only non-collective bargaining Employees, and collective bargaining Employees constitute 90 percent or more of the Employer's Employees, then such collective bargaining Employees shall be excluded both from the total number of active Employees and the identification of particular Employees in the top-paid group. The top-paid group shall not include Employees who perform no service during the year.
                    (2) For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve month period preceding the determination year. The Committee shall have the authority to change the look-back year to be the calendar year ending with or within the current Plan Year. If the Committee makes this election, it shall apply to all plans of the Employer and Affiliates.
                    (3) Also, for this purpose, the term "Employee" shall include Leased Employees unless such Employees are covered under a safe-harbor plan of the leasing organization and not covered under a qualified plan of the employer.
                    (4) The number of officers shall be limited to the lesser of (a) 50, or (b) the greater of 3 individuals or 10 percent of all Employees. If the Employer does not have at least one officer whose compensation is in excess of 150% of the limit in Section 415(c) of the Code, then the highest paid officer of the Employer shall be treated as a Highly Compensated Employee.
                    (5) For purposes of defining Highly Compensated Employees, compensation means compensation as defined in Section 415(c)(3) of the Code, including elective contributions. The dollar limits are those for the calendar year in which the determination or look-back year begins.
                    (6) The Plan shall take into account employees of all employers aggregated under Sections 414(b), (c), (m) and (o) of the Code, in determining who is highly compensated.

          Notwithstanding the foregoing, the Employer, by action of the Committee, may elect for any Plan Year, to define Highly Compensated Employee by substituting $50,000 for $75,000 in Section 414(q)(1)(B) of the Code and by disregarding Section 414(q)(1)(C) of the Code.

          HOURS OF SERVICE means:
               (a) PERFORMANCE OF DUTIES. The actual hours for which an Employee is paid or entitled to be paid for the performance of duties by the Employer;
               (b) NONWORKING PAID TIME. Each hour for which an Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's or unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee; and
               (c) MATERNITY AND PATERNITY LEAVE. Solely for purposes of determining whether a One-Year Break in Service has occurred for vesting purposes, each Hour for which an Employee is absent from employment by reason of (1) pregnancy of the Employee, (2) birth of a child of the Employee, (3) placement of a child in connection with the adoption of the child by an individual or (4) caring for the child during the period immediately following the birth or placement for adoption. During the period of absence, the Employee shall be credited with the number of Hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight Hours of Service for each normal workday during the leave (whether or not approved). These Hours shall be credited to the computation period in which the leave or absence commences if crediting of such Hours is required to prevent the occurrence of a One-Year Break in Service in such computation period, and in other cases in the immediately following computation period. The computation period shall be the Plan Year. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service credited under this subsection (c) shall not be credited for purposes of sharing in Employer contributions pursuant to Section 5.2(b);
               (d) BACK PAY. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under paragraphs (a), (b) and
(c) above shall not be recredited by operation of this paragraph;
               (e) EQUIVALENCIES. With respect to full-time Employees only, the Committee has adopted the following equivalency method for counting Hours of Service that are permissible under regulations issued by the Department of
Labor: (1) 45 Hours of Service for each week in which an Employee is credited with at least one Hour of Service. Actual Hours shall be counted for those Employees who are not employed on a full time basis.

          The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective; and
               (f) MISCELLANEOUS. Unless the Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Regulations 2530.200b-2(b) and (c) promulgated by the Secretary of Labor shall be used hereunder and are incorporated by reference into the Plan.

          Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective Service
Act.

          Notwithstanding any other provision of this Plan to the contrary, an Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

          INCOME means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value.

          INVESTMENT MANAGER means an investment adviser, bank or insurance company, meeting the requirements of Section 3(38) of ERISA appointed by the Company to manage the Plan's assets in accordance with the Trust Agreement.

          LEASED EMPLOYEE means any person who is not a common law employee of the Employer and who provides services to the Employer if:
               (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;
               (b) such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and
               (c) such services are of a type historically performed in the business field of the Employer by Employees.

          Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer's nonhighly compensated workforce. Such plan must be a tax-qualified money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

          LIMITATION YEAR means the Plan Year.

          MATCHING CONTRIBUTIONS means the contributions made by the Employer pursuant to Section 4.1(c).

          MATCHING CONTRIBUTION ACCOUNT means the account maintained for a Participant to record his share of Matching Contributions under Section 5.2(b)(ii) and adjustments relating thereto.

          NORMAL REGIREMENT DATE means the date on which a Participant attains age 65.

          ONE-YEAR BREAK IN SERVICE OR BREAK IN SERVICE means a Plan Year after the Effective Date during which an Employee has not completed more than 500 Hours of Service with the Employer due to a Termination of employment.

          PARTICIPANT means an Eligible Employee participating in the Plan in accordance with the provisions of Section 3.2.

          PARTICIPATING EMPLOYER means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors, which has adopted this Plan with the approval of the Employer.

          PLAN means the Pep Boys Savings Plan, as amended from time to time.


          PLAN YEAR means the 12 consecutive month period commencing January 1 and ending December 31; provided that the first Plan Year shall be a short Plan Year from September 1, 1987 through December 31, 1987.

          PRE-TAX CONTRIBUTIONS means the contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(a).

          PRE-TAX CONTRIBUTION ACCOUNT means the account maintained for a Participant to record his share of Pre-Tax Contributions under Section 5.2(b)(i) and adjustments relating thereto.

          RETIREMENT means Termination of employment with the Employer at or after Normal Retirement Date.

          ROLLOVER ACCOUNT means the account maintained for a Participant to record the amount of contributions he has rolled over to the Plan pursuant to
Section 4.9 and adjustments relating thereto.

          SPOUSE (SURVIVING SPOUSE) means the spouse or surviving spouse of the Participant or Former Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

          TERMINATED OR TERMINATION means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate.

          TRUST (OR TRUST FUND) means the fund known as the "Pep Boys Savings Plan Trust," maintained by the Trustee in accordance with the terms of the Trust Agreement, as amended from time to time, which constitutes a part of this Plan.

          TRUSTEE or TRUSTEES means any corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

          VALUATION DATE means, effective July 1, 1993, the last business day of each month. Prior to July 1, 1993, Valuation Date means the last business day of each Calendar Quarter or more frequently as the Trustee shall determine.

          YEAR OF ELIGIBILITY SERVICE means a 12 consecutive month period beginning on the later of (i) the date employment commences; or (ii) the date the collective bargaining agreement that covers the Eligible Employee, if applicable, provides for participation in the Plan; (the "initial eligibility computation period") in which an Eligible Employee is credited with at least 1,000 Hours of Service. If an Eligible Employee is not credited with 1,000 Hours of Service in the initial eligibility computation period, then the eligibility computation period shall be the Plan Year, beginning with the Plan Year that includes the first anniversary of the Eligible Employee's initial eligibility computation period.
          2.2 CONSTRUCTION. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.


     III:  PARTICIPATION AND SERVICE

          3.1 ELIGIBILITY TO PARTICIPATE. Any Eligible Employee who was employed by the Employer on December 31, 1988 shall continue as a Participant as of January 1, 1989. Each other Eligible Employee shall be eligible to become a Participant as of the date on which he attains age 21 and is credited with a Year of Eligibility Service.

          3.2 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee who has satisfied the requirements of Section 3.1 shall commence participation in the Plan on the Entry Date coincident with or next following the date he satisfies such requirement.

          Each Eligible Employee who is eligible for participation in the Plan shall become a Participant by filing the appropriate forms with the Committee, and shall supply such information as is reasonably necessary for the administration of this Plan.

          3.3 CESSATION OF PARTICIPATION. An Eligible Employee shall cease to be a Participant upon the earliest of: (i) the date on which he retires under the Retirement provisions of the Plan; (ii) the date on which his employment with the Employer terminates for any reason, including death or Disability; or (iii) the date on which he ceases to be an Eligible Employee.


          3.4 SPEICAL RULES FOR ELIGIBILITY PURPOSES. For purposes of determining an Employee's eligibility to participate in the Plan, Hours of Service shall include an Employee's Hours of Service (i) with an Affiliate after it became an Affiliate hereunder; or (ii) or while an Employee, but not an Eligible Employee, of the Employer or an Affiliate, after it became an Affiliate hereunder.

          3.5 PARTICIPATION AND SERVICE UPON REEMPLOYMENT. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer on or after the Effective Date, the following rules shall apply in determining his participation in the Plan and his Years of Service under Section 3.4.

          If the reemployed Employee was not a Participant in the Plan during his prior period of employment, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee. Any Years of Eligibility Service in which he was credited with 1,000 Hours of Service during his prior period of employment shall be reinstated upon his reemployment. If the reemployed Employee was a Participant during his prior period of employment, he shall resume participation in the Plan as soon as administratively practicable following his reemployment by the Employer.

          3.6 TRANSFERS TO AFFILIATES AND CHANGE IN STATUS. A Participant's status as such under the Plan shall be modified upon and after the date as of which a Participant (i) is transferred to an Affiliate; (ii) becomes a Leased Employee; (iii) becomes an Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in this Plan; or (iv) ceases for any other reason to be an Eligible Employee while still employed by the Employer.

          The Participant shall share in Employer contributions only to the extent of his Compensation up to the time such transfer or change in status occurs and shall not thereafter, unless he later is transferred back to the Employer or again becomes an Eligible Employee and becomes eligible under the terms of the Plan to share in such allocations. He, however, shall share in Income allocations pursuant to Section 5.2(a).

          3.7 TRANSFERS FROM AFFILIATES AND CHANGE IN STATUS. Any Employee who transfers to the Employer from an Affiliate or who becomes an Eligible Employee eligible for participation in the Plan, shall be eligible to participate in the Plan on the later of the first Entry Date coincident with or next following his satisfaction of the eligibility requirements of Section
3.1 or the first Entry Date coincident with or next following his change in status.

          The Participant shall share in Employer contributions only to the extent of his Compensation after such transfer or change in status occurs if he becomes an Eligible Employee and becomes eligible under the terms of the Plan to share in such allocations.


IV:  EMPLOYER CONTRIBUTIONS

          4.1  EMPLOYER CONTRIBUTIONS.
               (a)  PRE-TAX CONTRIBUTIONS.
                    (i) Subject to the limitations of Sections 4.4 and 5.3, each Participant shall have the option to authorize the Employer, in writing and in accordance with procedures established by the Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from one percent (1%) up to twelve percent (12%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. Payroll deduction shall commence as soon as practicable following the Entry Date on which an Eligible Employee becomes a Participant or elects to make Pre-Tax Contributions to the Plan. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets. The amount of such contributions, together with contributions under Sections 4.1(c) and
(d), shall not exceed the maximum amount allowable as a deduction under the Code for the Plan Year.
                    (ii) Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Pre-Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of the applicable limit under Section 402(g) of the Code in effect for the Plan Year to which such Pre-Tax Contributions relate. In the event a Participant has made excess deferrals under the Plan (or, if not, has determined that excess deferrals will be considered to exist under this
Plan), then not later than the first day of April following the close of the Participant's taxable year, the Participant may notify the Plan of the amount of the excess deferrals hereunder. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances.

          Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, including any Income allocated thereto. The Income attributable to a Participant's excess deferral pursuant to this Section 4.1(a)(ii) for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. 1.402(g)-1(e)(5)(ii). Unless provided for by the Committee, any Income attributable to a Participant's excess deferrals for the period between the end of the Plan Year and the date of distribution shall be disregarded. Excess deferrals to be distributed for a Plan Year shall be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year as set forth in Section 4.4.


          A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:
                         (A)  The Participant designates the distribution as
an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Affiliate. The Employer may make the designation on behalf of the individual under these circumstances.
                         (B)  The correcting distribution is made after the
date on which the Plan received the excess deferral.
                         (C)  The Plan designates the distribution as a
distribution of excess deferrals.

          The term "excess deferrals" means the excess of an individual's elective deferrals for any taxable year, as defined in 1.402(g)-1(b), over the applicable limit under Section 402(g)(1) for the taxable year.

          Notwithstanding the foregoing, the Committee may further limit a Participant's right to make Pre-Tax Contributions to the Plan if in the sole judgment and discretion of the Committee, such limits are necessary to ensure the Plan's compliance with the requirements of Sections 401(k) and (m) of the Code.
               (b) CHANGE IN AMOUNT OF PRE-TAX CONTRIBUTIONS. Effective as of any Entry Date, upon written notice to the Committee to be effective as of the full payroll period following the processing of such notice, each Participant shall have the option to change the amount of Pre-Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) in accordance with rules established therefore by the Committee. Notwithstanding the foregoing, a Participant may authorize the Employer to cease making Pre-Tax Contributions on his behalf at any time, effective as of the next full payroll period following the processing of written notice to the Committee. A Participant who has ceased making Pre-Tax Contributions may again authorize Pre-Tax Contributions to be made to the Plan on his behalf as of any Entry Date upon written notice to the Committee, to be effective as of the next full payroll following the processing of such notice. Prior to January 1, 1993, all changes to Pre-Tax Contribution elections (other than a voluntary suspension of Pre-Tax Contributions) were effective as of any January 1 or July 1.
(c) MATCHING CONTRIBUTIONS. Subject to the limitations of Sections 4.4 and 5.3, the Employer shall contribute for each Plan Year, an amount, if any, to be determined by the Board of Directors. Unless and until changed by the Board of Directors, such amount shall be as follows:

          The lesser of (i) 50% of the Participant's Pre-Tax Contributions for each Calendar Quarter in which he contributed; and (ii) three percent (3%) of the Participant's Compensation for the Calendar Quarter. In order to share in the allocation of the Employer's Matching Contribution, a Participant must be employed by the Employer on the last day of the Plan Year or have Terminated employment during the Plan Year due to Normal Retirement, Early Retirement or Disability prior to the last day of the Plan Year. The Matching Contribution shall be made once each Plan Year, but based on the Pre-Tax Contributions that are made in each Calendar Quarter by those Participants eligible to share in the allocation of the Matching Contribution.

          The amount of such contributions shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year and shall be subject to the limitations of Section 5.3.

               (d) DISCRETIONARY QNECs. Subject to the limitations of Sections 4.4 and 5.3, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated Eligible Participants. The amount of such contribution, together with contributions under Sections 4.1(a) and (c), shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Treas. Reg. 1.401(k)-1(g)(13)(ii) or any successor thereto.

          4.2 TIME AND MANNER OF CONTRIBUTION. All Employer contributions shall be paid directly to the Trustee, and except as provided in Section 4.1(a), a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions, for such Plan Year.

          4.3 CONDITIONS ON EMPLOYER CONTRIBUTIONS. To the extent permitted or required by ERISA and the Code, contributions under this Plan are subject to the following conditions:
               (a) If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made;
               (b) Contributions to the Trust Fund are specifically conditioned on the qualification of the Plan under the Code; in the event the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Employer within one year after the effective date of disqualification;
               (c) Contributions to the Plan are specifically conditioned upon their deductibility under the Code; to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one year after the disallowance of the deduction; and
               (d) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.3.

          4.4 LIMITATIONS ON PRE-TAX CONTRIBUTIONS. The amount of Pre-Tax Contributions made in each Plan Year on behalf of all Eligible Participants under the Plan shall comply with either (i), (ii) and (iii), if applicable, below.
               (i) The average deferral percentage for the Highly Compensated Eligible Participants shall not exceed the average deferral percentage for all other Eligible Participants multiplied by 125%; or
               (ii) The average deferral percentage for Highly Compensated Eligible Participants shall not be greater than the average deferral percentage of all other Eligible Participants multiplied by 200% and the excess of the average deferral percentage for Highly Compensated Eligible Participants over all other Eligible Participants shall not exceed two percentage points.

          Compliance with (i) and (ii) above, shall be determined in accordance with the rules set forth in Section 401(k)(3) of the Code, Treas. Reg. 1.401(k)-1(b), or any successors thereto.
               (iii) Notwithstanding the foregoing, if this Section 4.4 and Section 4.6 are both satisfied by use of the limitation set forth in subsection (ii) above, the average deferral percentages for the Highly Compensated Eligible Participants and the average contribution percentages for the Highly Compensated Eligible Participants, as defined in Section 4.6, also must satisfy the aggregate limit test set forth in Treas. Reg. 1.401(m)-2(b)(3).

          If the Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (i), (ii) or (iii) above, the Committee shall take any action, that it deems appropriate, including imposing limitations on Pre-Tax Contributions made by Highly Compensated Eligible Participants, for the Plan to satisfy (i), (ii) or (iii) above.

          If the amount of Pre-Tax Contributions authorized by Highly Compensated Eligible Participants in a Plan Year would not comply with either
(i), (ii) or (iii) above, then by the last day of the following Plan Year, the Excess Contributions for such Plan Year (including any Income attributable to such contributions as determined by the Committee) shall be distributed to Highly Compensated Eligible Participants on the basis of the respective portions of such Excess Contributions attributable to each such Highly Compensated Eligible Participant in accordance with Treas. Reg. 1.401(k)-1(f)(4).

          If Excess Contributions are distributed to Highly Compensated Eligible Participants, the amount of excess of each Highly Compensated Eligible Participant is the amount by which his Pre-Tax Contributions must be reduced for the Participant's deferral percentage to equal the highest permitted actual deferral percentage under the Plan. To calculate the highest permitted actual deferral percentage under the Plan, the actual deferral percentage of the Highly Compensated Eligible Participant with the highest deferral percentage is reduced by the amount required to cause the Participant's actual deferral percentage to equal the percentage of the Highly Compensated Eligible Participant with the next highest actual deferral percentage. If a lesser reduction would enable the arrangement to satisfy the actual deferral percentage test, only such lesser reduction need be made. This process shall be repeated until the requirements set forth above are met. The highest deferral percentage remaining under the Plan after leveling is the highest permitted actual deferral percentage. In no event shall the amount of Excess Contributions to be distributed for a Plan Year with respect to any Highly Compensated Eligible Participant exceed the amount of Pre-Tax Contributions made on behalf of the Highly Compensated Eligible Participant for the Plan Year.

          The Compensation and Pre-Tax Contributions of Highly Compensated Eligible Participants who are either five percent owners or among the ten most Highly Compensated Employees includes the Compensation and Pre-Tax Contributions of their Family Members. When family aggregation shall be required, the family group shall be treated as one Highly Compensated Eligible Participant and the actual contribution percentage for the group shall be determined by combining the Pre-Tax Contributions, amounts treated as Pre-Tax Contributions and Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a Family Member of more than one family group in the Plan, then all Participants who are Family Members of those family groups that include that Employee, are aggregated as one family group.

          The amount of Excess Contributions for a Highly Compensated Eligible Participant shall be determined by reducing the contribution percentage of the Highly Compensated Eligible Participants who have the highest percentages to the maximum acceptable level. The amount of Excess Contributions to be reduced shall be reduced by excess deferrals, as defined in Section 4.1(a)(ii), previously distributed for the taxable year ending in the same Plan Year.

          If the Highly Compensated Eligible Participant's deferral percentage was required to be determined by combining the Compensation and Pre-Tax Contributions of all Family Members who are Participants, the Highly Compensated Eligible Participant's percentage shall be reduced as set forth above. Excess Contributions shall be allocated among the eligible Family Members in proportion to the Pre-Tax Contributions of each such Family Member that were combined above.

          Alternatively, the Committee may take such other actions as may be permissible under the Code to ensure the Plan's compliance with the requirements of Section 401(k) of the Code, including, without limitation the allocation of the Employer's Discretionary QNEC to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(d).

          4.5 INCOME ATTRIBUTABLE TO EXCESS CONTRIBUTIONS. The Income attributable to a Participant's Excess Contributions pursuant to Section 4.4 for the Plan Year during which such Excess Contributions arose shall be determined in accordance with Treas. Reg. 1.401(k)-1(f)(4)(ii).

          Unless provided for by the Committee, any gain or loss on a Participant's Excess Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

          4.6 LIMITATIONS ON MATCHING CONTRIBUTIONS. The amount of Matching Contributions made in each Plan Year on behalf of all Eligible Participants under the Plan shall comply with either (i), (ii) and (iii), if applicable, below.
               (i) The average contribution percentage for the Highly Compensated Eligible Participants shall not exceed the average contribution percentage for all other Eligible Participants multiplied by 125%; or
               (ii) The average contribution percentage for Highly Compensated Eligible Participants shall not be greater than the average contribution percentage of all other Eligible Participants multiplied by 200% and the excess of the average contribution percentage for Highly Compensated Eligible Participants over all other Eligible Participants shall not exceed two percentage points.

          Compliance with (i) and (ii) above, shall be determined in accordance with the rules set forth in Section 401(m)(2) of the Code and Treas. Reg. 1.401(m)-1(b), or any successors thereto.
               (iii) Notwithstanding the foregoing, if this Section 4.6 and Section 4.4 are both satisfied by use of the limitation set forth in subsection (ii) above, the average contribution percentages for the Highly Compensated Eligible Participants and the average deferral percentages for the Highly Compensated Eligible Participants, as defined in Section 4.4, also must satisfy the aggregate limit test set forth in Treas. Reg. 1.401(m)-2(b)(3).

          If the Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (i), (ii) or (iii) above, the Committee shall take any action that it deems appropriate, for the Plan to satisfy (i), (ii) or (iii) above.

          If the amount of Matching Contributions made on behalf of Highly Compensated Eligible Participants in a Plan Year would not comply with either
(i), (ii) or (iii) above, then by the last day of the following Plan Year, the Committee may determine that the Excess Aggregate Contributions for such Plan Year (including any Income attributable to such contributions, as determined by the Committee) shall be distributed to Highly Compensated Eligible Participants or forfeited on the basis of the respective portions of such Excess Aggregate Contributions attributable to each such Highly Compensated Eligible Participant in accordance with Treas. Reg. 1.401(m)-1(e).

          If Excess Aggregate Contributions are distributed or forfeited for Highly Compensated Eligible Participants, the amount of excess of each Highly Compensated Eligible Participant is the amount by which his Matching Contributions must be reduced for the Participant's contribution percentage to equal the highest permitted actual contribution percentage under the Plan. To calculate the highest permitted actual contribution percentage under the Plan, the actual contribution percentage of the Highly Compensated Eligible Participant with the highest contribution percentage is reduced by the amount required to cause the Participant's actual contribution percentage to equal the percentage of the Highly Compensated Eligible Participant with the next highest actual contribution percentage. If a lesser reduction would enable the arrangement to satisfy the actual contribution percentage test, only such lesser reduction need be made. This process shall be repeated until the requirements set forth above are met. The highest contribution percentage remaining under the Plan after leveling is the highest permitted actual contribution percentage. In no event shall the amount of Excess Aggregate Contributions to be distributed or forfeited for a Plan Year with respect to any Highly Compensated Eligible Participant exceed the amount of Matching Contributions made on behalf of the Highly Compensated Eligible Participant for the Plan Year.

          The Compensation and Matching Contributions of Highly Compensated Eligible Participants who are either five percent owners or among the ten most Highly Compensated Employees includes the Compensation and Matching Contributions of their Family Members. When family aggregation shall be required, the family group shall be treated as one Highly Compensated Eligible Participant and the actual contribution percentage for the group shall be determined by combining the Matching Contributions, amounts treated as Matching Contributions and Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a Family Member of more than one family group in the Plan, then all Participants who are Family Members of those family groups that include that Employee, are aggregated as one family group.

          The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Participant shall be determined by reducing the contribution percentage of the Highly Compensated Eligible Participants who have the highest percentages to the maximum acceptable level.

          If the Highly Compensated Eligible Participant's contribution percentage was required to be determined by combining the Compensation and Matching Contributions of all Family Members who are Participants, the Highly Compensated Eligible Participant's percentage shall be reduced as set forth above. Excess Aggregate Contributions shall be allocated among the eligible Family Members in proportion to the Matching Contributions of each such Family Member that were combined above.

          Alternatively, the Committee may take such other actions as may be permissible under the Code to ensure the Plan's compliance with the requirements of Section 401(m) of the Code, including, without limitation the allocation of the Employer's Discretionary QNEC to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(d).

          4.7 INCOME ATTRIBUTABLE TO EXCESS AGGREGATE CONTRIBUTIONS. The Income attributable to a Participant's Excess Aggregate Contributions pursuant to Section 4.6 for the Plan Year during which such Excess Aggregate Contributions arose shall be determined in accordance with Treas. Reg. 1.401(m)-1(e)(3)(ii).

          Unless provided for by the Committee, any gain or loss on a Participant's Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

          4.8 REQUIREMENTS FOR QUALIFIED NON-ELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. Any contributions that are designated as qualified non-elective contributions or as qualified matching contributions shall meet the requirements of Treas. Reg. Sections 1.401(k)-1(b)(5) and 1.401(m)-1(b)(5). In addition, qualified non-elective contributions and qualified matching contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan provided however, that in no event shall such amounts be available for hardship withdrawal.

          4.9 ROLLOVERS. A Participant or an Eligible Employee, with the prior discretionary approval of the Committee, may transfer, or have transferred to the Trust any property which has been distributed to him whether such amount is (i) transferred directly from the Trust of another plan that is qualified under Section 401(a) of the Code, as an eligible rollover distribution to this Plan; (ii) transferred by the Participant after his receipt of such amount from a plan qualified under Section 401(a) of the Code; or (iii) transferred from a "conduit" Individual Retirement Account established by the Participant upon his receipt of such amount from a plan qualified under Section 401(a) of the Code; provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer.

          The amount of cash or the fair market value of any other property transferred to the Trust pursuant to this Section 4.9 shall be credited to the Participant's Rollover Account as of the Valuation Date next following such transfer to the Trust and shall be nonforfeitable at all times.

          4.10 ROLLOVERS FROM THE PLAN. Notwithstanding any provision of the Plan to the contrary, effective January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover. Each Eligible Rollover Distribution shall be made payable to the Eligible Retirement Plan and delivered to the Distributee or paid directly to the Eligible Retirement Plan.

          4.11 IN WRITING REQUIREMENT. Unless otherwise required by law, a requirement that a transaction under the Plan be "in writing" may, at the discretion of the Committee, be effected through an interactive telephone system or by other types of electronic communications.


V:  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

          5.1 INDIVIDUAL ACCOUNTS. The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual Accounts and credits, and charges shall be made to such Accounts in the manner herein described. While such Accounts shall distinguish between Matching Contributions and adjustments thereto and Pre-Tax Contributions and adjustments thereto and Discretionary QNECS and adjustments thereto, there shall be one Account maintained for each Participant reflecting the Matching Contributions, Pre-Tax Contributions and Discretionary QNECs made to the Plan by or on behalf of each Participant. There also shall be maintained one Account for each Participant reflecting his Rollover Account, if any. The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust Fund with respect to each Account shall not be required.

          5.2 ACCOUNT ADJUSTMENTS. The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted in accordance with the following:
               (a) INCOME. The Income of the Trust Fund shall be allocated as of each Valuation Date to the Accounts of Participants, Former Participants and Beneficiaries who have unpaid balances in their Accounts on a Valuation Date in proportion to the balances in such Accounts immediately after the next preceding Valuation Date, but after (i) first reducing each such Account by 100% of any distributions, loans or withdrawals from such Accounts during the interim period; and (ii) increased by fifty percent (50%) of Pre-Tax Contributions, rollover contributions and loan repayments that are made after the last Valuation Date and during the month that includes the subsequent Valuation Date.

          For purposes of this subsection, to the extent that the Participant has directed the management of his Account(s) pursuant to Section 7.2, or taken a loan from his Account(s) pursuant to Section 6.9, then, to such extent, the Income with respect to his Accounts shall be separately determined by reference to such investments. Otherwise, all valuations hereunder shall be based on the fair market value of the assets in the Trust Fund on the Valuation Date.
               (b) EMPLOYER CONTRIBUTIONS. The Employer's contribution for each Plan Year shall be allocated among the Pre-Tax Contribution Accounts and Matching Contribution Accounts of those eligible Participants as set forth below:
                    (i) PRE-TAX CONTRIBUTIONS. The Employer's Pre-Tax Contribution for the Plan Year made pursuant to Section 4.1(a) shall be credited directly to the Pre-Tax Contribution Account of each Participant who authorized a Pre-Tax Contribution.
                    (ii) MATCHING CONTRIBUTIONS. The Employer's Matching Contribution for the Plan Year made pursuant to Section 4.1(c) shall be allocated to the Matching Contribution Accounts of those Participants described in Section 4.1(c).
                    (iii) DUSCRETUIBART QNECs. The Employer's Discretionary QNEC for the Plan Year made pursuant to Section 4.1(d), shall be credited directly to the Discretionary QNEC Accounts of some or all Eligible Participants who are not Highly Compensated Eligible Participants as of the last day of the Plan Year and who are designated to receive an allocation of such contribution.
               (c) DEEMED DATE OF ALLOCATION. All credits or deductions made under this Article to Participants' Accounts shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

          5.3 MAXIMUM ANNUAL ADDITIONS. The maximum Annual Additions that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of:
               (i)  the defined contribution dollar limitation, or
               (ii) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

          The compensation limitation referred to shall not apply to:
               (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as Annual Additions, or
               (ii) Any amount otherwise treated as Annual Additions under
Section 415(l)(1) of the Code.

          The defined contribution dollar limitation shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

          If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of a reasonable error in determining the amount of Pre-Tax Contributions that a Participant may make to comply with this Section 5.3, or as a result of a reasonable error in estimating a Participant's Compensation for purposes of this Section, such excess Pre-Tax Contributions may be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under Section 415 of the Code. If Pre-Tax Contributions are distributed, then such amounts shall be disregarded under
Section 4.4, 4.5, 4.6 and 4.7 and for purposes of the limitations of Section 402(g) of the Code.

          If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, the excess amounts in the Participant's Accounts shall be allocated and reallocated to other Participants in the Plan. However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the Plan causes the limitations of Section 415 to be exceeded with respect to a Participant for the Limitation Year, then these amounts shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Section 415) before any Employer contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

          5.4 DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS. Notwithstanding any other provision of the Plan to the contrary, the total Annual Additions on behalf of a Participant for any Limitation Year shall not cause the sum of that Participant's defined contribution plan fraction and defined benefit plan fraction (as those terms are defined in Section 415 of the Code and regulations thereunder) to exceed 1.0. If the sum of such fractions would exceed l.0 for any Limitation Year, the excess amount will be eliminated first by making appropriate adjustments under any defined benefit plan maintained by the Employer and then under this Plan.

          5.5 NO RIGHTS CREATED BY ALLOCATION. Any allocation made and credited to the Account of a Participant, Former Participant or Beneficiary under this Article shall not cause such Participant, Former Participant or Beneficiary to have any right, title or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in this Plan.


   VI:  PAYMENT OF BENEFITS

          6.1 NORMAL RETIREMENT OR TERMINATION. If a Participant's employment is Terminated by reason of his Normal Retirement or Termination, then such Participant shall be entitled to receive the entire amount credited to his Accounts in the manner and at the time provided in Sections 6.4 and 6.5.

          6.2 DEATH. In the event that the Termination of employment of a Participant is caused by his death, or in the event that a Participant or Former Participant who is entitled to receive distributions pursuant to
Section 6.1 dies prior to receiving the full amount of such distributions, the entire amount credited to his Accounts shall be paid to his Beneficiary in the manner and at the time provided in Sections 6.4 and 6.5.

          6.3 VESTING. A Participant shall be fully vested at all times in his Accounts.

          6.4  TIME OF PAYMENT OF BENEFITS.
               (a) A distribution to a Participant of his Accounts on account of Retirement pursuant to Section 6.1 on or after Normal Retirement Date shall be made as soon as practicable following the Valuation Date coincident with or next following such Retirement after receipt by the Committee of the applicable forms.
               (b) Distribution of a Participant's or Former Participant's Accounts, payable on account of the death of a Participant or Former Participant pursuant to Section 6.2, shall be distributed as follows:
                    (1) In the case of a Participant's death prior to commencement of his benefits in a single lump sum payment, as soon as practicable following such death, but no later than December 31 of the year in which occurs the fifth anniversary of the Participant's or Former Participant's death, (but no earlier than the Valuation Date coincident with or next following his date of death).
                    (2) Notwithstanding subsection (1) above, in the case of a Participant's or Former Participant's death prior to commencement of his benefits, if such Participant's Beneficiary is his Spouse, then such distribution shall not be required to begin prior to the date on which the Participant or Former Participant would have attained age 70-1/2, had he lived. At such time, distribution must be made in the form provided for in
Section 6.5. Prior to the date on which the Participant or Former Participant would have attained age 70-1/2, the Spouse may elect to receive the Participant's or Former Participant's Accounts, upon written notice to the Committee in a lump sum.
                    (3) Any amount payable to a child pursuant to the death of a Participant or Former Participant shall be treated as if it were payable to the Participant's or Former Participant's Spouse if such amount would become payable to the Spouse upon such child reaching majority (or other designated event permitted by regulations).
               (c) Subject to subsection (e) of this Section 6.4, a distribution to a Participant of his Accounts, payable on account of other Termination of employment pursuant to Section 6.3, shall be made as soon as practicable following the Valuation Date coincident with or next following
such Termination after receipt by the Committee of the applicable forms.   In
the case of a distribution of a Participant's Accounts that does not exceed $3,500, if the Participant fails to complete all forms or applications needed to properly process the distribution pursuant to rules set by the Committee, then the distribution shall be automatically made as soon as administratively feasible after the next Valuation Date that is coincident with or next follows the date that is 90 days following the event giving rise to the distribution. If the Participant's Accounts exceed $3,500, distribution of benefits shall not commence unless the Participant consents to such distribution in writing.
               (d) If the vested percentage of a Participant's Accounts exceed $3,500 (determined at the time of any distribution) a distribution from a Participant's Accounts may not be made prior to a Participant's Normal Retirement Date (other than as a result of death) without obtaining the Participant's consent, at such time and in such manner as may be required by the Code and applicable regulations thereunder, to such distribution being made prior to his Normal Retirement Date. If the Former Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to receive Income allocations pursuant to Section 5.2(a) and shall not be distributed to the Participant (or his Beneficiary) until his attainment of age 70-1/2 or the Valuation Date coincident with or next following his death, if sooner. Prior to the date on which the Former Participant attains age 70-1/2, the Former Participant may elect to receive all of his Accounts upon written notice to the Committee in a single lump sum.
               (e) Notwithstanding any other provision of this Plan to the contrary, unless the Participant or Former Participant elects otherwise, payment of benefits under this Plan shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant or Former Participant attains age 65; (b) the tenth (10th) anniversary of the Plan Year in which the Participant or Former Participant commenced participation in the Plan; or (c) the Termination of the Participant's service with the Employer.
               (f) Distribution to a Participant who continues to be employed by the Employer following his attainment of age 70-1/2 of his Accounts must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70-1/2. The foregoing shall not apply to any Participant who (i) has attained age 70-1/2 before January 1, 1988 and (ii) is not a five percent (5%) owner of the Employer, as defined in Section 416(i)(B) of the Code at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 and any subsequent Plan Year.
               (g) Distribution to an alternate payee of a Participant or Former Participant, pursuant to a qualified domestic relations order ("QDRO"), as defined in Section 414(p) of the Code, shall be made as soon as practicable following the finalization of the QDRO, or such later date as the QDRO may authorize.
               (h) Effective September 1, 1994, the value of Company Stock or the value of other investment funds shall be determined as of a date that is as close as administratively feasible to the date on which payment is made. Payments shall be made as soon as practicable following the Valuation Date coincident with or next following the distributable event if the necessary paperwork is returned. Prior to September 1, 1994, the Account value for distribution was determined as of the end of the preceding Calendar Quarter coincident with or next following the distributable event.

          6.5 MODE OF PAYMENT OF BENEFITS. Any amount to which a Participant, Former Participant or Beneficiary shall become entitled to hereunder shall be distributed to him in a lump sum.

          All distributions pursuant to this Section shall be made in cash, securities or other property as the Committee in its sole and absolute discretion may determine, to the extent permitted by the Code and regulations thereunder.

          All distributions shall be made in a lump sum.

          All distributions shall satisfy the incidental death limitations of
Section 401(a)(9)(G) of the Code, including the minimum distribution incidental benefit requirement and the pre-retirement incidental benefit requirement as set forth in Treas. Reg. Section 1.401-1(b)(ii).

          6.6 DESIGNATION OF BENEFICIARY. Each Participant or Former Participant (or beneficiary thereof) from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be made on a form prescribed by the Committee and will be effective only when filed with it during the Participant's or Former Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with it by that Participant or Former Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

          If any Participant or Former Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated dies before such Participant's or Former Participant's death or before complete distribution of the Participant's or Former Participant's benefits, such Participant's or Former Participant's benefits shall be paid in the following order of priority: first, to the Participant's or Former Participant's surviving spouse, if any; second, to the Participant's or Former Participant's surviving children, if any, in equal shares; third, to the estate of the last to die of such Participant or Former Participant and his Beneficiary or Beneficiaries.

          Notwithstanding the foregoing, the surviving spouse of a Participant or Former Participant shall be deemed to be the Participant's or Former Participant's designated Beneficiary, and shall be entitled to receive any distribution on account of the Participant's or Former Participant's death in a lump sum, unless the Participant or Former Participant designates a Beneficiary other than the surviving spouse and such surviving spouse consents irrevocably in writing to the designation of such alternate Beneficiary and the Spouse's consent acknowledges the effect of such designation and is witnessed by a notary public or a member of the Committee. The requirements of this paragraph may be waived if it is established to the satisfaction of the Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation.

          6.7 INFORMATION REQUIRED FROM BENEFICIARY. If at, after or during the time when a benefit is payable to any Beneficiary, the Committee upon request of the Trustee or at its own instance, delivers by registered or certified mail to the Beneficiary at the Beneficiary's last known address a written demand for his then address, or for satisfactory evidence of his continued life, or both, and, if the Beneficiary fails to furnish the information to the Committee within three years from the mailing of the demand, then the Committee shall distribute to the party next entitled thereto under Section 6.7 above as if the Beneficiary were then deceased.

          6.8  IN-SERVICE WITHDRAWALS.
               (a)  NON-HARDSHIP
                    (1) A Participant may elect to withdraw an amount equal to all or any part of his interest in his Rollover Account, including earnings, for any reason.
                    (2) Upon attainment of age 59-1/2, a Participant may elect to withdraw all or any portion of his interest in his Pre-Tax Contribution Account.
               (b) HARDSHIP. On account of financial hardship, as defined below, a Participant may make a withdrawal from his Pre-Tax Contribution Account attributable to all of his Pre-Tax Contributions (as of the last completed valuation) and Interest allocated as of December 31, 1988 to his Pre-Tax Contribution Account.
               (c)  PROCEDURES
                    (1) The amount available for withdrawal shall be based on the most recently completed monthly valuation and shall be withdrawn on a prorata basis from the investment funds in which the underlying contributions are invested. (Prior to September 1, 1994 the amount available for withdrawal was determined as of the last completed quarterly valuation).

          The amount charged against a Participant's Pre-Tax Contribution Account and/or Rollover Account shall be based on the value of Company Stock or value of other investment funds determined as of a date as close as administratively feasible to the date of payment (prior to September 1, 1994, as of the end of the preceding Calendar Quarter).
                    (2) The existence of a financial hardship and the amount necessary to meet such hardship, shall be determined by the Committee in accordance with the rules set forth below. Notwithstanding the foregoing, a hardship withdrawal by a Participant hereunder may not include any amounts attributable to "qualified non-elective" and "qualified matching" contributions as defined under Section 401(k) of the Code.

          An immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:
                         (A)  medical expenses described in Section 213(d) of
the Code and incurred by the Participant, his Spouse, or any of the Participant's dependents (as defined in Section 152 of the Code), or expenses necessary for these individuals to obtain medical care described in Section 213(d) of the Code, as long as such expenses are ineligible for reimbursement under any health care plans;
                         (B)  costs directly related to the purchase
(excluding mortgage payments) of a principal residence of the Participant;
                         (C)  the payment of tuition and related educational
fees for the next twelve-months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code); or
                         (D)  payments necessary to prevent the eviction of
the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.
                    (3) If the following criteria are met, the Participant will be deemed to have a financial need for a hardship withdrawal to be made:
                         (A)  the distribution is not in excess of the amount
of the immediate and heavy financial need of the Participant; and
                         (B)  the Participant has obtained all distributions,
other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or any Affiliate.
                    (4) Following payment of any hardship distribution to a Participant hereunder, such Participant may not make Pre-Tax Contributions (and the Participant shall be precluded from making any employee contributions to all other plans maintained by the Employer as defined in Treas. Reg. Section 1.401(k)-1(d)(2)(iv)(B)(4)), during the twelve calendar months immediately following the effective date of such hardship withdrawal. A Participant may reenroll in the Plan as of the next Entry Date following the suspension period. In addition, the Participant may not make any Pre-Tax Contributions to the Plan for the Participant's taxable year immediately following the taxable year of the hardship withdrawal, in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Pre-Tax Contributions for the taxable year of the hardship distribution. A similar suspension shall apply if any Participant receives a hardship withdrawal under any other tax-qualified plan maintained by the Employer or any Affiliate in respect of which such a suspension penalty applies. Suspension of a Participant's eligibility to make Pre-Tax Contributions under this Plan shall have no effect on the Participant's right to receive Matching Contributions with respect to Pre-Tax Contributions made before or after the suspension period.

          6.9 LOANS TO PARTICIPANTS. The Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Accounts, determined as of the most recently completed monthly valuation (prior to September 1, 1994, as of the last completed quarterly valuation) ; or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the plan on the date on which such loan was made). Notwithstanding the foregoing, a Participant may have only one loan outstanding at any time. Subject to the rules of the Committee set forth below, the Trustee, upon application by a Participant, may make a loan to such Participant for any reason. In addition to such rules as the Committee may adopt, all loans shall comply with the following terms and conditions:
               (a) An application by a Participant for a loan from the Plan shall be made in writing to the Committee (on a form prescribed by it) whose action thereon shall be final.
               (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the borrower, but such period in no event shall exceed five years. Repayment of interest and principal shall commence at the discretion of the Committee, but in no event later than the first day of the third month commencing after the loan was received by the Participant. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments. Payment of interest and principal shall be by payroll deduction. After 26 bi-weekly repayments are made, a Participant may elect to prepay the remaining balance of his loan in one lump sum payment.
               (c) Each loan shall be made against collateral being the assignment of the borrower's right, title and interest in and to the Trust Fund to the extent of the borrowed amount supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.
               (d) Each loan shall bear an interest rate determined in the discretion of the Committee, which rate shall be intended to be commensurate with current fixed rates charged by institutions in the business of lending money for similar types of loans.
               (e)  The minimum amount available for any loan is $500.00.
               (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Committee and documented by a duly approved resolution of the Committee. Such resolution shall be attached to and shall be deemed to be a part of the Plan.
               (g) Notwithstanding anything herein to the contrary, the Committee may direct the Trustee to lend a Former Participant who is a "party in interest" as that term is defined in Section 3(14) of ERISA, an amount not to exceed the amount set forth in the first paragraph of this Section 6.9, but only to the extent required by ERISA. If the Committee directs the Trustee to make a loan to a Former Participant, the rules set forth in
Section 6.9 shall apply to such loan, provided, however, that repayment of such loan shall not be by payroll deduction. Repayment shall be made by the Former Participant by check, payable to the Trustee, based on a monthly repayment schedule established by the Committee when the Former Participant makes application for the loan.
               (h) In the event of (i) default on the loan or (ii) the Participant's Termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full as soon as the necessary paperwork shall be processed. If the loan is not repaid, the Participant shall have the option to continue to repay the loan as a Former Participant in accordance with the rules and procedures determined by the Committee. If repayment is not made or in the event of default, and a Participant does not elect to repay his loan in full, there shall be distributed to the Participant upon his Termination of employment the sum of (i) the value of the Participant's Accounts, without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (ii) the Participant's promissory note. Default means a Participant's failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof. Effective January 1, 1995, a Participant who Terminates employment shall not be permitted to continue loan repayments after such Termination.
               (i) Loans shall be processed from a Participant's Accounts in the following order on a prorata basis from the funds in which invested:
                    (1)  Rollover Account;
                    (2)  Pre-Tax Contribution Account;
                    (3)  Matching Contribution Account.
               (j) The amount charged against a Participant's Pre-Tax Contribution Account, Rollover Account or Matching Contribution Account shall be based on the value of Company Stock or value of other investment funds determined as of a date as close as administratively feasible to the date the loan is paid to the Participant. (Prior to September 1, 1994, as of the end of the month in which the Participant applied for the loan.)
               (k) Repayments shall be in reverse order to the order set forth in subsection (i) and invested according to a Participant's current investment elections.
                             VII:  TRUST FUND

          7.1 EXCLUSIVE BENEFIT OF EMPLOYEES AND BENEFICIARIES. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Section 4.3, 5.3 or 12.2, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

          7.2 INVESTMENT DIRECTIONS BY PARTICIPANTS. A Participant may direct the investment of amounts held under his Pre-Tax Contribution Account and Rollover Account in multiples of ten percent (10%) subject to the approval of the Committee and in accordance with the terms, conditions and procedures established by the Committee. Notwithstanding Sections 5.2(a) and 8.4, all earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to a Participant's directions shall be credited or charged to the Participant's account for which the investment is made. If a Participant exercises his option to direct the investment of his Pre-Tax Contribution Account and Rollover Account, then to the extent permitted by ERISA no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach which results from such Participant's exercise of such option. The funds available for this purpose shall include the Company Stock fund and at least three other additional funds. A Participant may elect to change the investment (both future and existing contributions) of his Accounts effective as of the first day of any Calendar Quarter following written notification to the Committee (using the value of Accounts determined as of the last business day of the immediately preceding Calendar Quarter). (Prior to January 1, 1993, investment changes were as of any semi-annual Valuation Date.)

          7.3  INVESTMENT OF MATCHING CONTRIBUTIONS.
               (a) The Trustee shall invest one-half of the Matching Contributions allocated to each Participant's Matching Contribution Account in the Company Stock fund and one-half in that fund which, in the opinion of the Committee, provides the highest degree of protection for principal and a reasonable rate of return consistent with the objective of preservation of principal. Effective January 1, 1993, all Matching Contributions shall be invested in Company Stock.
               (b) All dividends or other distributions with respect to the Company Stock fund shall be applied to purchase additional Company Stock.
               (c) The Trustee may acquire Company Stock from any source, including the public market, in private transactions, or, if the Company agrees, from the Company (from either treasury shares or authorized but unissued shares). If the Trustee purchases Common Stock from the Company, the purchase price shall be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange on the date of purchase, except as provided at subsection (e).
               (d) A Participant who has satisfied the age requirement for an Early Retirement Date may irrevocably elect in writing on a form provided by the Committee that all future Matching Contributions allocable to him after the Valuation Date following timely delivery of his election be invested in the investment category established by the Committee, which in the opinion of the Committee, provides the highest degree of protection for principal and a reasonable rate of return consistent with the objective of preservation of principal. In that case, the portion of the Participant's Matching Contribution Account invested in Company Stock shall be liquidated in four installments, each equal to one-fourth of the number of shares of Company Stock allocated to his Matching Contribution Account, as of four semi-annual Valuation Dates next following the Participant's election. The proceeds shall be deposited in the investment category designed to protect principal. A Participant may not subsequently transfer Matching Contributions back into the Company Stock fund.
               (e) To the extent the Matching Contribution must be invested in Company Stock, the Company shall make the contribution in Company Stock rather than cash. Each share of Company Stock contributed shall be valued for purposes of determining the number of shares to be contributed at the average of the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange for each day in the last ten business days of December of the Plan Year for which the contribution is made.
                           VIII:  ADMINISTRATION

          8.1 DUTIES AND RESPONSIBILITIES OF FIDUCIARIES; ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section 6.1. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Committee also shall have the right to appoint and remove any Investment Manager which may be provided for under the Trust and to designate investment and funding policies under which the Trustee and any Investment Manager shall act, which provisions are described in Section 8.10. Except as provided in the Trust agreement and within the scope of any funding and investment policies designated by the Committee the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Committee).

          8.2 ALLOCATION OF DUTIES AND RESPONSIBILITIES. The Committee shall be appointed by the Board of Directors and shall have the sole responsibility for actual administration of the Plan, as delegated by the Board of Directors. The Committee may also adopt amendments to the Plan, which upon advice of counsel, it deems necessary or advisable to comply with ERISA or the Code, or any other applicable law, or to facilitate the administration of the Plan. The Committee may designate persons other than their members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan.

          8.3 ADMINISTRATION AND INTERPRETATION. Subject to the limitations of the Plan, the Committee shall have complete authority and control regarding the administration and interpretation of the Plan and the transaction of its business, and shall, from time to time, establish such rules as may be necessary or advisable in connection therewith. To the extent permitted by law, all acts and determinations of the Committee, as to any disputed question or otherwise, shall be binding and conclusive upon Participants, Former Participants, Employees, Spouses, Beneficiaries and all other persons dealing with the Plan. The Committee may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee. All actions, decisions and interpretations of the Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

          8.4 EXPENSES. The Employer shall pay all expenses authorized and incurred by the Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

          8.5  CLAIMS PROCEDURE:
               (a) FILING OF CLAIM. Any Participant, Former Participant or Beneficiary under the Plan ("Claimant"), may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.
               (b) NOTIFICATION ON DENIAL OF CLAIM. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate. Such extension shall not extend to a date later than 120 days after receipt of the request for review of a claim.
               (c) RIGHT OF REVIEW. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee provided, however, that such written request must be received by the Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Committee in appropriate cases.
               (d)  DECISION ON REVIEW.
                    (i) A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.
                    (ii) Notwithstanding subparagraph (i), if the Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant's request for review will be acted upon at the specified time immediately following the receipt of the Claimant's request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Committee's receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.
                    (iii) Any decision by the Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

          8.6 RECORDS AND REPORTS. The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

          8.7 OTHER POWERS AND DUTIES. The Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
               (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
               (b) to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;
               (c) to prepare and distribute information explaining the Plan;
               (d) to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;
               (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
               (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;
               (g) to appoint or employ advisors including legal counsel to render advice with regard to any responsibility of the Committee under the Plan or to assist in the administration of the Plan; and
               (h) to determine the status of qualified domestic relations orders under Section 414(p) of the Code.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.
          8.8 RULES AND DECISIONS. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

          8.9 AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

          8.10 APPLICATION AND FORMS FOR BENEFITS. The Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's, Former Participant's or Beneficiary's current mailing address.

          8.11 FACILITY OF PAYMENT. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or he may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

          8.12 INVESTMENT POLICIES. The investment policies of the Plan shall be established and may be changed at any time by the Committee, which shall thereupon communicate such policies to any persons having authority to manage the Plan's assets. The Investment Manager shall have the authority to invest in any collective investment fund maintained exclusively for the investment of assets of exempt, qualified employee benefit trusts. The assets so invested shall be subject to all the provisions of the instrument establishing such collective investment fund, as amended from time to time, which is hereby incorporated herein by reference and deemed to be an integral part of the Plan and corresponding Trust.

          The Committee, whose membership is to be determined by the Board, is the named fiduciary to act on behalf of the Company in the management and control of the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. The Committee shall carry out the Company's responsibility and authority:
               (a) To appoint as such term is defined in Section 3(38) of ERISA, one or more persons to serve as Investment Manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;
               (b) To allocate the responsibilities and authority being carried out by the Committee among the members of the Committee.
               (c) To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participant and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.
               (d) To establish any rules it deems necessary. The Committee including each member and former member to whom duties and responsibilities have been allocated, may be indemnified and held harmless by the Employer with respect to any breach of alleged responsibilities performed or to be performed hereunder.

          8.13 INDEMNIFICATION. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          8.14 RESIGNATION OR REMOVAL OF THE COMMITTEE. An Committee member may resign at any time by giving ten days' written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Committee if no date is specified.

                            IX:  MISCELLANEOUS

          9.1 NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

          9.2 RIGHTS TO TRUST ASSETS. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

          9.3 NONALIENATION OF BENEFITS. Except as may be permitted by law, and except as may be required or permitted by a qualified domestic relations order as defined in Section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

          9.4 DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS. In the event of permanent discontinuance of contributions to the Plan by the Employer, the Accounts of all Participants shall, as of the date of such discontinuance, shall continue to be fully-vested and nonforfeitable.

                   X:  AMENDMENTS AND ACTION BY EMPLOYER

          10.1 AMENDMENTS GENERALLY. The Company reserves the right to make from time to time any amendment or amendments to this Plan or Trust which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

          No amendment to the Plan shall decrease a Participant's Accounts or eliminate an optional form of distribution except as may be permitted by the Code or ERISA.

          10.2 AMENDMENTS TO VESTING SCHEDULE. Any amendment to the Plan which alters the vesting schedule set forth in Section 6.3 shall be deemed to include the following terms:
               (a) The vested percentage of a Participant in that portion of his Accounts under the Plan derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and
               (b) Each Participant having not less than three years of service at the later of the date such amendment was effective shall be permitted to elect irrevocably to have his vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Committee.

          Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable percentage in his Accounts derived from Employer contributions under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

          10.3 ACTION BY COMPANY. Any action by the Company under this Plan shall be by a duly adopted resolution of the Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action. Any company that has adopted this Plan with approval of the Board of Directors shall be deemed, by the continuing participation of such company in the Plan to accept any action of the Board of Directors.

        XI: SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS

          11.1 SUCCESSOR EMPLOYER. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

          11.2 PLAN ASSETS. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors of the Company authorizes such merger, consolidation or transfer of assets.

                          XII:  PLAN TERMINATION

          12.1 RIGHT TO TERMINATE. In accordance with the procedures set forth herein, the Company may terminate the Plan at any time in whole or in part. To the extent permitted by section 401(k) of the Code and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

          12.2 LIQUIDATION OF THE TRUST FUND. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested and nonforfeitable, to the extent funded, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances.

          12.3 MANNER OF DISTRIBUTION. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Committee may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

                 XIII:  DETERMINATION OF TOP-HEAVY STATUS

          13.1 GENERAL. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, as defined below, the provisions of this Article shall apply, but only to the extent required by section 416 of the Code and the regulations thereunder.

          13.2 TOP-HEAVY PLAN. This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accrued Benefits and Cumulative Accounts of those Participants who have not performed any service for the Employer during the five year period ending on the Determination Date, shall be disregarded.
               (a) If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.
               (b) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

          13.3 SUPER TOP-HEAVY PLAN. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under Section 13.2, but substituting 90% for 60%.

          13.4 CUMULATIVE ACCRUED BENEFITS AND CUMULATIVE ACCOUNTS. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with section 416 of the Code and
the regulations thereunder.   The determination of the Plan's Top-Heavy
status shall relate to the proper Determination Date and Valuation Date.

          13.5 DEFINITIONS.
               (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.
               (b) "Determination Date" means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.
               (c) "Employer" means the Company and each Participating Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Company is a part.
               (d)  "Key Employee" means those individuals described in
Section 416(i)(l) of the Code and the regulations hereunder.
               (e) "Non-Key Employee" means those individuals who are not Key Employees and includes former Key Employees.
               (f) "Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
               (g) "Required Aggregation Group" means a plan maintained by the Employer in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Code Section 401(a)(4) or Code Section 410.
               (h)  "Valuation Date" means the first day of each Plan Year.

          13.6 VESTING. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the minimum vesting requirements of Code Section 416(b) shall be satisfied as set forth in Section 6.3.

          13.7 MINIMUM CONTRIBUTIONS. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his level of Compensation and regardless of the number of Hours of Service he has completed during such Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of compensation (as defined in Section 2.1 for purposes of Annual Additions):
               (i)  Three percent, or
               (ii) The highest percentage at which Company contributions are made under the Plan for the Plan Year on behalf of any Key Employee.
                    (A) For purposes of subparagraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.
                    (B) This paragraph (ii) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410 of the Code.

          For purposes of the minimum contribution requirement, any Pre-Tax Contributions made on behalf of a Key Employee shall be counted as Employer contributions with respect to such Key Employee, but any Pre-Tax
Contributions made on behalf of a Non-Key Employee shall not be counted as Employer contributions with respect to such Non-Key Employee.

          This Section shall not apply to the extent a Participant other than a Key Employee is covered by another qualified plan(s) of the Employer and the Employer has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

          13.8 DEFINED BENEFIT AND DEFINED CONTRIBUTION PLAN FRACTIONS. For any Plan Year in which the Plan is Super Top-Heavy, or for any Plan Year in which the Plan is Top-Heavy and the additional minimum contributions or benefits required under section 416(h) of the Code are not provided, the dollar limitations in the denominator of the defined benefit plan fraction and defined contribution plan fraction as defined in Section 415(e) of the Code shall be multiplied by 100 percent rather than 125 percent. If the application of the provisions of this Section 13.8 would cause any Participant to exceed 1.0 for any Limitation Year, then the application of this Section 13.8 shall be suspended as to such Participant until such time as he no longer exceeds 1.0. During the period of such suspension, there shall be no Employer contributions, forfeitures or voluntary nondeductible contributions allocated to such Participant under this Plan or under any other defined contribution plan of the Employer and there shall be no benefit accruals for such Participant under any defined benefit plan of the Employer.

                                APPENDIX A
                         THE PEP BOYS SAVINGS PLAN



PARTICIPATING EMPLOYERS

The Pep Boys - Manny, Moe & Jack
The Pep Boys - Manny, Moe & Jack of California